COWEN ANNOUNCES RECORD FINANCIAL RESULTS FOR FIRST QUARTER 2021

•Reports Record 1Q21 US GAAP Net Income of $145.8 million, or $4.34 per diluted share
•Record Economic Operating Income of $145.6 million, or $4.34 per diluted (Non-GAAP)
•Record Investment Banking, Brokerage, Management Fees and Incentive Income
•Increasing share repurchase authorization to $50 million
•Increasing quarterly cash dividend by 25% to $0.10 per common share

NEW YORK - April 29, 2021 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the first quarter ended March 31, 2021.

Jeffrey M. Solomon, Chair and Chief Executive Officer of Cowen, said, "Our record results in the first quarter demonstrate that our business continues to perform at a high level. We are benefiting from the momentum we gathered in 2020 by continuing to position ourselves for sustainable growth over the longer term. We are mindful that our success is dependent upon the success of our clients, our shareholders and our communities and we are grateful for the trust those stakeholders put in us every day. We look forward to building on this shared success as we prepare for a brighter future in the rest of 2021 and beyond."
First Quarter 2021 Financial Summary

	Operating Results (GAAP)			Economic Operating Income (Non-GAAP)
	Three Months Ended March 31,			Three Months Ended March 31,
($ in millions, except per share information)	2021	2020	Δ %	2021	2020	Δ %

Revenue/Economic Proceeds (Non-GAAP)	$754.3	$196.7	283%	$687.4	$210.6	226%
Net income (loss) attributable to common stockholders/Economic Operating Income (Non-GAAP)	$145.8	$(11.6)	NM	$145.6	$(7.1)	NM
Earnings (loss) per common share (diluted)	$4.34	$(0.41)	NM	$4.34	$(0.25)	NM

Note: Throughout this press release the Company presents non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). A reconciliation of these non-GAAP measures appears under the section, "Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures." 1Q21 Economic Operating Income (Loss) is calculated net of associated taxes as the Company has utilized all available net operating losses during 2020

First Quarter 2021 Operating Financial Highlights

•Record Economic Operating Income (Non-GAAP):
–$145.6 million, or $4.34 per diluted share, which is after economic income tax expense of $52.8 million for 1Q21 as the Company fully utilized all available net operating losses in 2020

•Record Investment Banking performance:
–Record quarter for overall revenues, capital markets issuance and advisory
–Biotech, tools & diagnostics, sustainability, industrials and TMT sectors all key earnings drivers
–Second-highest quarterly M&A revenues driven by several public deal completions. Deal pipeline now at record high

•Record Brokerage performance with continuing share gains:
–Markets Economic Proceeds (Non-GAAP) of $222.0 million ($3.62 million/trading day) in 1Q21, a new record high (Non-GAAP)1
–Strong growth in cash and electronic trading, non-US execution, prime services, securities finance, and special situations

•Strong momentum in investment management:
–Quarterly record for management fees due to increased commitments in sustainability strategy
–Record incentive income driven by performance of sustainability, private healthcare and activist strategies

•Invested capital:
–As of March 31, 2021, the Company had invested capital in Op Co totaling $800.0 million, up from $722.8 million as of December 31, 2020
–As of March 31, 2021, the Company had invested capital in Asset Co totaling $128.5 million, down from $131.0 million as of December 31, 2020
–The largest Asset Co investments are the investment in Italian wireless broadband provider Linkem S.p.A ($79.4 million), private equity funds Formation8/Eclipse ($41.4 million) and other private investments ($7.8 million)
•Assets under Management
–As of March 31, 2021, the Company had assets under management of $14.0 billion, up $1.5 billion from December 31, 2020 and an increase of $3.2 billion from March 31, 2020, respectively

Capital Optimization Update
In the first quarter of 2021, the Company repurchased $20.6 million of its common stock, or 605,703 shares, at an average price of $34.06 under the Company's existing share repurchase program. Outside the share repurchase program, in the first quarter of 2021 the Company acquired approximately $6.2 million of stock as a result of net share settlements relating to the vesting of equity awards, or 148,752 shares, at an average price of $41.99.
On April 27, 2021, the Board of Directors authorized an increase in the share buyback authorization. $50 million is currently available for purchase under the program.
Increased Quarterly Cash Dividend
The Company increased its quarterly cash dividend payable on its common stock by 25%. On April 27, 2021, the Board of Directors declared a cash dividend of $0.10 per common share. The dividend will be payable on June 15, 2021, to stockholders of record on June 1, 2021.
Select Balance Sheet Data

(Amounts in millions, except per share information)
	March 31, 2021	December 31, 2020
Cowen Inc. stockholders' equity	$1,106.9	$969.5
Common equity (CE)	$1,005.5	$868.2
Tangible common equity (TCE)	$830.3	$696.7

Book value per share (CE/CSO)	$37.45	$32.34
Tangible book value per share (TCE/CSO)	$30.92	$25.95

Common shares outstanding (CSO)	26.9	26.8

Note: Common Equity (CE) is calculated as Cowen Inc, stockholders’ equity less our preferred stock issuance.
Tangible common equity (TCE) is calculated as common equity (CE) less goodwill and net intangible assets.

1 Markets Economic Proceeds is comprised of Brokerage Economic Proceeds (Non-GAAP) of $221.8 million as well as $0.8 million of management fees for Prime Services partially offset by a loss of $0.6 million of miscellaneous fees presented in Management Fees Economic Proceeds (Non-GAAP) and Other Economic Proceeds (Non-GAAP) respectively.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar and share amounts in thousands, except per share data)

	Three Months Ended
	March 31
	2021	2020
Revenue
Investment banking	$304,834	$105,028
Brokerage	173,737	141,377
Investment income (loss)
Securities principal transactions, net	63,965	(31,045)
Portfolio fund principal transactions, net	15,403	(2,818)
Carried interest allocations	96,769	(11,544)
Total investment income (loss)	176,137	(45,407)
Management fees	25,742	11,604
Incentive income	2,258	—
Interest and dividends	59,388	42,077
Reimbursement from affiliates	288	261
Insurance and reinsurance premiums	7,117	10,471
Other	8,169	1,321
Consolidated Funds revenues	(3,347)	(70,009)
Total revenue	754,323	196,723
Interest and dividends expense	57,641	38,792
Total net revenue	696,682	157,931
Expenses
Employee compensation and benefits	388,196	124,428
Insurance and reinsurance claims, commissions and amortization of deferred acquisition costs	6,455	10,430
Operating, general, administrative and other expenses	102,874	88,139
Depreciation and amortization expense	4,354	5,442
Consolidated Funds expenses	271	2,714
Total expenses	502,150	231,153
Other income (loss)
Net (losses) gains on other investments	12,645	(62)
Bargain purchase gain, net of tax	3,855	—
Gain/(loss) on debt extinguishment	(4,538)	—
Total other income (loss)	11,962	(62)

Income (loss) before income taxes	206,494	(73,284)
Income tax expense/(benefit)	54,428	(1,173)
Net income (loss)	152,066	(72,111)
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	4,562	(62,188)
Net income (loss) attributable to Cowen Inc.	147,504	(9,923)
Less: Preferred stock dividends	1,698	1,698
Net income (loss) attributable to Cowen Inc. common stockholders	$145,806	$(11,621)

Earnings (loss) per share:
Basic	$5.33	$(0.41)
Diluted	$4.34	$(0.41)

Weighted average shares used in per share data:
Basic	27,359	28,598
Diluted	33,565	28,598
U.S. GAAP Financial Measures
During the first quarter of 2021, the Company changed the presentation of certain income streams on its U.S. GAAP preliminary Unaudited Condensed Consolidated Statements of Operations by moving the income streams from Other income - net gains (losses) on securities, derivatives and other investments to Revenues. Additionally, the Company moved proprietary trading gains and losses generated by the Company’s broker dealer entities from Brokerage revenue to Investment income (loss) – securities principal transactions, net. The Company believes that these presentation changes provide a better representation of the Company’s operating results as it is used by management to monitor the Company’s financial performance and is consistent with industry practice. The changes in presentation have no impact on net income and prior period amounts have been recast to reflect such changes in presentation.
First quarter 2021 revenue was $754.3 million versus $196.7 million in the first quarter of 2020. The year-over-year increase was due primarily to increased investment banking and brokerage activity and higher investment income and management fees.
First quarter 2021 investment banking revenues increased $199.8 million to $304.8 million. During the first quarter of 2021 the Company completed 62 underwriting transactions, 21 strategic advisory transactions and 5 debt capital markets transactions.
First quarter 2021 brokerage revenues increased $32.4 million to $173.7 million. The revenue growth was attributable to an increase in institutional brokerage, including special situations trading, cash and electronic trading commissions, as well as an increase in institutional services, primarily securities finance and prime brokerage.
First quarter 2021 investment income increased $221.5 million.The increase included a $95.0 million increase in securities principal transactions, including improved performance in the merchant banking portfolio, in public healthcare investments, securities finance and in the merger strategy. The year-over-year improvement was also due to an increase of $108.3 million in carried interest allocations primarily related to gains in the healthcare and sustainability strategies.
First quarter 2021 employee compensation and benefits expenses was $388.2 million, an increase of $263.8 from the prior-year period. The year-over-year increase was due primarily to higher total revenues resulting in a higher compensation and benefits accrual.
First quarter 2021 income tax expense was $54.4 million compared to a $1.2 million income tax benefit in the prior-year quarter. The year-over-year change was primarily attributable to the increase in the Company's income before income taxes.
First quarter 2021 total expenses totaled $502.2 million, an increase of $271.0 million from the prior-year period. The year-over-year increase was due to higher compensation expenses and higher non-compensation expenses associated with increased investment banking and brokerage activity.
First quarter 2021 net income attributable to common stockholders was $145.8 million compared to $(11.6) million in the first quarter of 2020. The increase was primarily due to increased investment banking and brokerage activity as well as increases in securities principal transactions and carried interest allocations.

Non-GAAP Financial Measures
Throughout this press release, the Company presents supplemental financial measures that are not prepared in accordance with US GAAP. These non-GAAP financial measures include (i) Pre-tax Economic Income (Loss) (ii) Economic Income (Loss), (iii) Economic Operating Income (Loss), (iv) Economic Proceeds and related components, (v) Net Economic Proceeds and related components, (vi) Economic Expenses and related components and (vii) related per share measures. The Company believes that these non-GAAP financial measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors and analysts regarding its performance and overall results of operations as it presents investors and analysts with a supplemental operating view of the Company’s financials to help better inform their analysis of the Company’s performance.
These Non-GAAP financial measures are an integral part of the Company’s internal reporting to measure the performance of its business segments, allocate capital and other strategic decisions as well as assess the overall effectiveness of senior management. The Company believes that presenting these non-GAAP measures may provide expanded transparency into the Company’s business operations, growth opportunities and expense allocation decisions.
The Company’s primary non-GAAP financial measures of profit or loss are Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss). Pre-tax Economic Income (Loss) is a pre-tax measure which (i) includes management reclassifications which the Company believes provides additional insight on the performance of the Company’s core businesses and divisions; (ii) eliminates the impact of consolidation for Consolidated Funds; and excludes (iii) goodwill and intangible impairment, (iv) certain other transaction-related adjustments and/or reorganization expenses, as well as (v) certain costs associated with debt. Economic Income (Loss) is a similar measure, but after tax, which includes the Company’s income tax expense or benefit [calculated on Pre-tax Economic Income (Loss)] once all currently available net operating losses have been utilized (this occurred during tax year 2020) and is presented after preferred dividends. Economic Operating Income (Loss) is a similar measure to Economic Income (Loss), but before depreciation and amortization expenses. The Company believes that these non-GAAP financial measures provide analysts and investors transparency into the measures of profit and loss management uses to evaluate the financial performance of and make operating decisions for the segments including determining appropriate compensation levels. Additionally, the measures provide investors and analysts with additional insight into the activities of the Company’s core businesses, taking into account, among other things, the impact of minority investment stakes, securities borrowing and lending activities and expenses from investment banking activities on US GAAP reported results. The Company presents Pre-tax Economic Income (Loss) in addition to Economic Income (Loss) and Economic Operating Income (Loss) to provide insight to investors and analysts on how the Company manages its tax position over time.
In addition to Pre-tax Economic Income (Loss), Economic Income (Loss) and Economic Operating Income (Loss), the Company also presents Economic Proceeds, Net Economic Proceeds, Economic Expenses, as well as their related components. These measures include management reclassifications and the elimination of the impact of the consolidation for Consolidated funds as described above. These adjustments are meant to provide comparability to our peers as well as to provide investors and analysts with transparency into how the Company manages its operating businesses and how analysts and investors review and analyze the Company’s and its peers’ similar lines of businesses. For example, among others, within the Company’s Op Co business segment, investors and analysts typically review and analyze the performance of investment banking revenues net of underwriting expenses and excluding the impact of reimbursable expenses. Additionally, the performance of the Company’s Markets business is typically analyzed as a unit incorporating commissions, interest from securities financing transactions and gains and losses from proprietary and facilitation trading. The Company’s investment management business performance is analyzed and reviewed by investors and analysts through investment income, incentive income and management fees. The presentation of Economic Proceeds, Net Economic Proceeds, Economic Expenses as well as their related components align with these and other examples of how the Company’s business activities and performance are reviewed by analysts and investors in addition to providing simplification related to legacy businesses and investments for which the Company maintains long-term monetization strategies . Additionally, the Company manages its operating businesses to an Economic Compensation-to-Proceeds ratio. Presentation of Economic Compensation Expense and Economic Proceeds provides transparency in addition to the Company’s US GAAP Compensation Expense.
Reconciliations to comparable US GAAP measures are presented along with the Company’s Non-GAAP financial measures. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies and are not identical to corresponding measures used in our various agreements or public filings.
These Non-GAAP measures should not be considered in isolation or as a substitute for revenue, expenses, income (loss) before income taxes, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at these Non-GAAP measures described below, these Non-GAAP measures have limitations in that they do not take into account certain items included or excluded under US GAAP, including its consolidated funds.

First Quarter Non-GAAP Financial Review

Economic Proceeds

	Three Months Ended
	March 31, 2021			March 31, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Proceeds
Investment banking	$293,488	$—	$293,488	$99,197	$—	$99,197
Brokerage	221,848	—	221,848	132,672	—	132,672
Management fees	26,884	316	27,200	13,116	204	13,320
Incentive income	109,925	(1,214)	108,711	(1,942)	(2,144)	(4,086)
Investment income (loss)	31,918	3,090	35,008	(19,449)	(11,655)	(31,104)
Other economic proceeds	1,164	(1)	1,163	562	—	562
Total: Economic Proceeds	685,227	2,191	687,418	224,156	(13,595)	210,561
Economic Interest Expense	5,943	1,090	7,033	6,343	1,435	7,778
Net Economic Proceeds	$679,284	$1,101	$680,385	$217,813	$(15,030)	$202,783

Economic Proceeds were $687.4 million versus $210.6 million in the first quarter of 2020, an increase of 226%.

Investment Banking Economic Proceeds were $293.5 million, up 196% versus the prior-year period, driven by stronger equity capital markets activity, increased capital markets advisory revenue and higher-fee M&A transactions.

Brokerage Economic Proceeds of $221.8 million were up 67% versus the prior-year period, driven by strength in special situations trading, cash and electronic trading, non-US execution, prime services and securities finance.

Management Fees Economic Proceeds rose 104% year-over-year to $27.2 million in the first quarter, driven primarily by higher AUM in the sustainability strategy.

Incentive Income Economic Proceeds were $108.7 million in the first quarter of 2021, up from a loss of $(4.1) million in the prior-year period, primarily due to higher performance fees in the sustainability and healthcare investment strategies.

Investment Income Economic Proceeds posted income of $35.0 million, versus a loss of $(31.1) million in the prior-year period. First quarter 2021 proceeds include increases in the value of investments across most of our strategies including activist, healthcare, merger arbitrage, merchant banking and sustainability.

Economic Expenses

	Three Months Ended
	March 31, 2021			March 31, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Expenses
Compensation & Benefits	$385,578	$2,819	$388,397	$125,006	$699	$125,705
Non-Compensation Expenses	89,415	(79)	89,336	80,631	154	80,785
Depreciation & Amortization	4,349	5	4,354	5,428	6	5,434
Non-Controlling Interest	1,467	—	1,467	1,740	—	1,740
Total: Economic Expenses	$480,809	$2,745	$483,554	$212,805	$859	$213,664

Economic Compensation Expenses were $388.4 million compared to $125.7 million in the first quarter of 2020. The increase was due to higher revenues offset only partially by a lower economic compensation-to-proceeds ratio. The first quarter 2021 economic compensation-to-proceeds ratio was 56.5%, down from 59.7% in 1Q20.

Economic Non-compensation Expenses First quarter 2021 fixed non-compensation expenses were flat, up only $0.1 million from the prior-year period at $37.4 million. Variable non-compensation expenses were $51.9 million, up from $43.3

First Quarter Non-GAAP Financial Review (continued)
million in the first quarter of 2020. The increase is related in part to higher brokerage and trade execution costs due to increased volumes, partially offset by lower travel, entertainment and business development expenses.

Economic Depreciation and Amortization Expenses were $4.4 million compared to $5.4 million in the first quarter of 2020. The decrease was due to certain intangibles which were fully amortized during 2020.

Economic Income and Economic Operating Income

	Three Months Ended
	March 31, 2021			March 31, 2020
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Pre-tax Economic Income (Loss)	$198,475	$(1,644)	$196,831	$5,008	$(15,889)	$(10,881)
Economic income tax expense *	53,191	(440)	52,751	—	—	—
Preferred dividends	1,426	272	1,698	1,358	340	1,698
Economic Income (Loss) *	143,858	(1,476)	142,382	3,650	(16,229)	(12,579)
Add back: Depreciation and amortization expense, net of taxes	3,183	3	3,186	5,428	6	5,434
Economic Operating Income (Loss)	$147,041	$(1,473)	$145,568	$9,078	$(16,223)	$(7,145)

Economic Income per common share	$4.29	$(0.04)	$4.23	$0.12	$(0.57)	$(0.44)
Economic Operating Income per common share	$4.38	$(0.04)	$4.34	$0.32	$(0.57)	$(0.24)

* Economic Income (Loss) is presented net of associated taxes, starting in the first quarter of 2021, as the Company utilized all available net operating losses during 2020.

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures

The following tables reconciles total US GAAP Revenues and Other Income (Loss) to total Economic Proceeds for the three months ended March 31, 2021 and 2020:

For the three months ended March31, 2021 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reimbursement from Affiliates	Reinsurance premiums	Other revenues	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$304,834	$173,737	$176,137	$25,742	$2,258	$59,388	$288	$7,117	$8,169	$(3,347)	$11,962	$766,285
Management Presentation Reclassifications:
Underwriting expenses	a	(6,915)	—	—	—	—	—	—	—	—	—	—	(6,915)
Reimbursable client expenses	b	(4,431)	—	—	—	—	—	(288)	—	—	—	—	(4,719)
Securities financing interest expense	c	—	1,435	—	—	—	(41,801)	—	—	—	—	—	(40,366)
Fund start-up costs and distribution fees	d	—	(158)	—	(4,074)	—	—	—	—	(635)	—	—	(4,867)
Certain equity method investments	e	—	—	—	3,480	9,643	—	—	—	—	—	(10,830)	2,293
Carried interest	f	—	—	(96,769)	—	97,039	—	—	—	—	—	—	270
Proprietary trading gains and losses	g	—	14,622	(35,393)	—	(326)	(4,096)	—	—	(235)	—	13,818	(11,610)
Insurance related activities expenses	h	—	—	—	—	—	—	—	(7,117)	662	—	—	(6,455)
Facilitation trading gains and losses	i	—	32,212	(8,967)	—	—	(13,491)	—	—	—	—	(12,966)	(3,212)
Total Management Presentation Reclassifications:		(11,346)	48,111	(141,129)	(594)	106,356	(59,388)	(288)	(7,117)	(208)	—	(9,978)	(75,581)
Fund Consolidated Reclassifications	l	—	—	—	2,052	97	—	—	—	—	3,347	(2,667)	2,829
Income Statement Adjustments
Acquisition related amounts	n	—	—	—	—	—	—	—	—	(6,798)	—	(3,855)	(10,653)
Debt extinguishment	p	—	—	—	—	—	—	—	—	—	—	4,538	4,538
Total Economic Proceeds		$293,488	$221,848	$35,008	$27,200	$108,711	$—	$—	$—	$1,163	$—	$—	$687,418

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

For the three months ended March 31, 2020 (Dollar amounts in thousands)		Investment Banking	Brokerage	Investment Income	Management Fees	Incentive Income	Interest and Dividends	Reimbursement from Affiliates	Reinsurance premiums	Other revenues	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$105,028	$141,377	$(45,407)	$11,604	$—	$42,077	$261	$10,471	$1,321	$(70,009)	$(62)	$196,661
Management Presentation Reclassifications:
Underwriting expenses	a	(3,640)	—	—	—	—	—	—	—	—	—	—	(3,640)
Reimbursable client expenses	b	(2,191)	—	—	—	—	—	(286)	—	—	—	—	(2,477)
Securities financing interest expense	c	—	5,284	—	—	—	(27,190)	—	—	—	—	—	(21,906)
Fund start-up costs and distribution fees	d	—	—	—	(2,011)	—	—	—	—	(260)	—	—	(2,271)
Certain equity method investments	e	—	—	—	3,049	6,601	—	—	—	—	—	(7,913)	1,737
Carried interest	f	—	—	11,085	—	(10,687)	—	—	—	—	—	—	398
Proprietary trading gains and losses	g	—	3,144	(19,209)	—	—	(7,910)	—	—	(533)	11,110	7,975	(5,423)
Insurance related activities expenses	h	—	—	—	—	—	—	—	(10,471)	34	—	—	(10,437)
Facilitation trading gains and losses	i	—	(17,133)	22,427	—	—	(6,977)	—	—	—	—	—	(1,683)
Total Management Presentation Reclassifications:		(5,831)	(8,705)	14,303	1,038	(4,086)	(42,077)	(286)	(10,471)	(759)	11,110	62	(45,702)
Fund Consolidated Reclassifications	l	—	—	—	678	—	—	25	—	—	58,899	—	59,602
Total Economic Proceeds		$99,197	$132,672	$(31,104)	$13,320	$(4,086)	$—	$—	$—	$562	$—	$—	$210,561

The following table reconciles total US GAAP interest and dividends expense to total Economic Interest Expense for the three months ended March 31, 2021 and 2020:

		Three Months Ended March 31,
(Dollar amounts in thousands)		2021	2020
Total US GAAP Interest & Dividend Expense		$57,641	$38,792
Management Presentation Reclassifications:
Securities financing interest expense	c	(40,366)	(21,906)
Proprietary trading gains and losses	g	(6,254)	(6,315)
Facilitation trading gains and losses	i	(3,212)	(1,683)
Total Management Presentation Reclassifications:		(49,832)	(29,904)
Income Statement Adjustments:
Amortization of discount/(premium) on debt	m	(776)	(1,110)
Total Economic Interest Expense		$7,033	$7,778

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following tables reconcile total US GAAP Expenses and non-controlling interests to total Economic Expenses for the three months ended March 31, 2021 and 2020:

		Three Months Ended March 31, 2021				Three Months Ended March 31, 2020
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$388,196	$113,954	$4,562	$506,712	$124,428	$106,725	$(62,188)	$168,965
Management Presentation Reclassifications:
Underwriting expenses	a	—	(6,915)	—	(6,915)	—	(3,640)	—	(3,640)
Reimbursable client expenses	b	—	(4,719)	—	(4,719)	—	(2,477)	—	(2,477)
Fund start-up costs and distribution fees	d	—	(4,867)	—	(4,867)	—	(2,271)	—	(2,271)
Certain equity method investments	e	—	2,293	—	2,293	—	1,737	—	1,737
Carried interest	f	—	270	—	270	—	398	—	398
Proprietary trading gains and losses	g	—	2,306	(7,662)	(5,356)	—	1,021	(129)	892
Insurance related activities expenses	h	—	(6,455)	—	(6,455)	—	(10,437)	—	(10,437)
Associated partner/banker compensation	j	548	(548)	—	—	1,624	(1,624)	—	—
Management company non-Controlling interest	k	(347)	(1,120)	1,467	—	(347)	(1,394)	1,741	—
Total Management Presentation Reclassifications:		201	(19,755)	(6,195)	(25,749)	1,277	(18,687)	1,612	(15,798)
Fund Consolidated Reclassifications	l	—	(271)	3,100	2,829	—	(2,714)	62,316	59,602
Income Statement Adjustments:
Acquisition related amounts	n	—	(238)	—	(238)	—	895	—	895
Total Income Statement Adjustments:		—	(238)	—	(238)	—	895	—	895
Total Economic Expenses		$388,397	$93,690	$1,467	$483,554	$125,705	$86,219	$1,740	$213,664

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)
The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders to Pre-tax Economic Income (Loss), Economic Income (loss) and Economic Operating Income (loss):

		Three Months Ended March 31,
(Dollar amounts in thousands)		2021	2020

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$145,806	$(11,621)
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	54,428	(1,173)
Amortization of discount (premium) on debt	m	776	1,110
Debt extinguishment	p	4,538	—
Bargain purchase gain	n	(3,855)	—
Contingent liability adjustments	n	(6,798)	(895)
Acquisition related amounts	n	238	—
Preferred dividends	q	1,698	1,698
Pre-tax Economic Income (Loss)		196,831	(10,881)
Economic income tax expense *		(52,751)	—
Preferred dividends		(1,698)	(1,698)
Economic Income (Loss) *		142,382	(12,579)
Add back: Depreciation and amortization expense, net of taxes		3,186	5,434
Economic Operating Income (Loss)		$145,568	$(7,145)

The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders Earnings Per Common Share (Diluted) to Pre-tax Economic Income (loss) Per Common Share (Diluted), Economic Income (loss) Per Common Share (Diluted) and Economic Operating Income (loss) Per Common Share (Diluted):

		Three Months Ended March 31,
(Dollars per share)		2021	2020

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$4.34	$(0.41)
Income Statement Adjustments:
US GAAP Income tax expense (benefit)	o	1.62	(0.04)
Amortization of discount (premium) on debt	m	0.02	0.04
Debt extinguishment	p	0.14	—
Bargain purchase gain	n	(0.11)	—
Contingent liability adjustments	n	(0.20)	(0.03)
Acquisition related amounts	n	0.01	—
Preferred dividends	q	0.05	0.06
Pre-tax Economic Income (Loss) per common share (diluted)		5.86	(0.38)
Economic income tax expense *		(1.57)	—
Preferred dividends		(0.05)	(0.06)
Economic income (Loss) per common share (diluted)		4.24	(0.44)
Add back: Depreciation and amortization expense, net of taxes		0.09	0.20
Economic Operating Income (Loss) per common share (diluted)		$4.34	$(0.24)
Note: Amounts may not add due to rounding.

Adjustments made to US GAAP Net Income (Loss) to arrive at Economic Operating Income (Loss)

Management Reclassifications
Management reclassification adjustments and fund consolidation reclassification adjustments have no effect on Economic Operating Income (Loss). These adjustments are reclassifications to change the location of certain line items.
a	Underwriting expenses: Economic Proceeds presents investment banking revenues net of underwriting expenses.
b	Reimbursable client expenses: Economic Proceeds presents expenses reimbursed from clients and affiliates within their respective expense category but is included as a part of revenues under US GAAP.
c	Securities financing interest expense: Brokerage Economic Proceeds included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
d	Fund start-up costs and distribution fees: Economic Proceeds presents revenues net of fund start-up costs and distribution fees paid to agents.
e	Certain equity method investments: Economic Proceeds and Economic Expenses recognize the Company's proportionate share of management and incentive fees and associated share of expenses on a gross basis for equity method investments within the activist business, real estate operating entities and the healthcare royalty business. The Company applies the equity method of accounting to these entities and accordingly the results from these businesses are recorded within Other Income (Loss) for US GAAP.
f	Carried interest: The Company applies an equity ownership model to carried interest which is recorded in Investment income - Carried interest allocation for US GAAP. The Company presents carried interest as Incentive Income Economic Proceeds.
g	Proprietary trading, interest and dividends: Economic Proceeds presents interest and dividends from the Company's proprietary trading in investment income.
h	Insurance related activities expenses: Economic Proceeds presents underwriting income from the Company's insurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
i	Facilitation trading gains and losses: Economic Brokerage Proceeds presents gains and losses on investments held as part of the Company's facilitation and trading business within brokerage revenues as these investments are directly related to the markets business activities while these are presented in Investment income - Securities principal transactions, net for US GAAP reporting.
j	Associated partner/banker compensation reclassification: Economic Compensation Expense presents certain payments to associated banking partners as compensation rather than non-compensation expenses.
k	Management company non-controlling interest: Economic Expenses non-controlling interest represents only operating entities that are not wholly owned by the Company. The Company also presents non-controlling interests within total expenses for Economic Income (Loss).
Fund Consolidation Reclassifications
l	The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP Net Income (Loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Income Statement Adjustments
m	Pre-tax Economic Income (Loss) excludes the amortization of discount (premium) on debt.
n	Pre-tax Economic Income (Loss) excludes acquisition related adjustments.
o	Pre-tax Economic Income (Loss) excludes US GAAP income taxes.
p	Pre-tax Economic Income (Loss) excludes gain/(loss) on debt extinguishment.
q	Pre-tax Economic income (Loss) excludes preferred dividends.

Earnings Conference Call

Management will hold a conference call today, April 29, 2021 at 9:00 am ET to discuss these results and provide an update on business conditions.

Chair and Chief Executive Officer Jeffrey M. Solomon and Chief Financial Officer Stephen A. Lasota will host the presentation, followed by a question and answer period.

U.S. dial in: (855) 760-0961
International dial-in: (631) 485-4850
Passcode: 1277783

Please call the conference telephone number at least 15 minutes prior to the start time.

The call can also be accessed through live audio webcast via this direct link:                    https://edge.media-server.com/mmc/p/jkhymunb

A replay of the call will be available for one week beginning at 12:00 pm ET on April 29, 2021 on the Company’s website at investor.cowen.com/investor-calls or via the following numbers:

U.S. replay dial-in: (855) 859-2056
International replay dial-in: (404) 537-3406
Replay ID: 1277783

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm offering investment banking services, research, sales and trading, prime brokerage, global clearing, commission management services and investment management. Cowen focuses on delivering value-added capabilities to our clients in order to help them outperform. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
JT Farley
(646) 562-1056
james.farley@cowen.com
Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. As a result of the spread of COVID-19, economic uncertainties have arisen that have the potential in future periods to negatively impact the Company’s business, financial condition, results of operation, cash flows, strategies and prospects. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on our clients, employees, vendors and the markets in which we operate our businesses, all of which are uncertain and cannot be reasonably estimated at this time. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.